EXHIBIT 99.1

Harvard Bioscience Announces Delay in Filing Form 10-K

  Reports Delay is Result of Forensic Investigation Following Minor Employee Theft

  Will schedule conference call to discuss fourth quarter and full year 2015 results upon completion of the investigation

HOLLISTON, Mass., March 14, 2016 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO) (the “Company”), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, today announced that it will delay filing its annual report on Form 10-K for the fiscal year ended December 31, 2015. The Company will file a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission, which allows the Company to extend the deadline to file its Form 10-K to March 30, 2016. The Form 10-K filing, as well as the earnings release, have been delayed due to the timing of a forensic investigation initiated by the Company following its discovery, based upon preliminary findings, that an employee at Denville Scientific, Inc., one of its wholly-owned subsidiaries (“Denville”), appears to have embezzled money from the Company and manipulated certain records in an attempt to conceal the theft.

The embezzlement was detected by the Company’s management as a result of year-end audit procedures performed by its independent registered public accounting firm. Upon detecting the embezzlement, the Company commenced an investigation, including the engagement of a forensic accounting expert to conduct an investigation to determine the scope and amount of the inappropriate activity. The Company believes, based upon the preliminary results of such forensic investigation, that the embezzlement was limited to the Denville financial statements, the aggregate amount of embezzled funds was less than $50,000.

The Company is evaluating the effectiveness of its internal control over financial reporting with respect to this matter to assess if any control deficiencies identified could result in a material weakness of its internal control over financial reporting and the Company will develop a remediation plan to address any such material weakness.

The Company is also working with its corporate counsel and local authorities to determine the best course of action from both a legal and recovery perspective.

The Company will schedule its fourth quarter and full year 2015 conference call to coincide with its filing of its Form 10-K.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors including GE Healthcare, Thermo Fisher Scientific Inc., VWR and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, and the Company's plans, objectives and intentions that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

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CONTACT:
Jeffrey A. Duchemin
CEO and President

Robert E. Gagnon
CFO

Corey Manchester
Director, Finance and Investor Relations

Tel: 508 893 8999
Fax: 508 429 8478